                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                             INVESCO EXCHANGE FUND

An Annual Meeting ("Meeting") of Partners of Invesco Exchange Fund (the "Fund") was held on August 29, 2014. The Meeting was held for the following purposes:

    (1)To elect fifteen Managing General Partners, each to serve until the next annual meeting of Partners or until a successor is elected and qualified.

    (2)To ratify the selection of PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm of the Fund.

The results of the voting on the above matters were as follows:

                                                             Votes   Votes
Matters                                                       For   Withheld
-------                                                      ------ --------
(1) David C. Arch........................................... 86,675  2,723
   Frank S. Bayley.......................................... 86,675  2,723
   James T. Bunch........................................... 86,675  2,723
   Bruce L. Crockett........................................ 86,675  2,723
   Rodney F. Dammeyer....................................... 86,675  2,723
   Albert R. Dowden......................................... 86,675  2,723
   Jack M. Fields........................................... 86,675  2,723
   Martin L. Flanagan....................................... 86,675  2,723
   Dr. Prema Mathai-Davis................................... 86,675  2,723
   Dr. Larry Soll........................................... 86,675  2,723
   Hugo F. Sonnenschein..................................... 86,675  2,723
   Raymond Stickel, Jr...................................... 86,675  2,723
   Philip A. Taylor......................................... 86,675  2,723
   Wayne W. Whalen.......................................... 86,675  2,723
   Suzanne H. Woolsey....................................... 86,675  2,723

                                                     Votes   Votes     Votes
                                                      For   Withheld Abstained
                                                     ------ -------- ---------
(2) To ratify the selection of PwC as the
  independent registered public accounting firm of
  the Fund.......................................... 86,462   135      2,801